SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 21, 2006

American Racing Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29057	87-0631750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Post Office Box 22002 San Diego, California	92192
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	1-800-230-7132

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2006, American Racing Capital, Inc., a Nevada corporation (“ARC” or the “Company”), entered into a Shareholders Agreement, by and among Motorsports & Entertainment of Tennessee, Inc., a Nevada corporation (“M&ET”) and a majority-owned subsidiary of ARC, and LJ&J Enterprises, Inc., a Pennsylvania Corporation. Concomitantly with the execution of the Shareholders Agreement, M&ET entered into a Stock Purchase Agreement with LJ&J Enterprises of Tennessee, Inc., a Tennessee corporation (“LJ&J”) to purchase eighty percent (80%) of common stock in LJ&J (the “LJ&J Stock”). LJ&J operates a racetrack in Nashville, Tennessee. The Company has completed the first part of the acquisition whereby it acquired forty percent (40%) of the LJ&J Stock, which shall be effective January 1, 2007, and will complete the second part of the acquisition by March 31, 2007.

The foregoing description of the Shareholders Agreement and the Stock Purchase Agreement is qualified in its entirety by reference to the actual terms of each agreement, a copy of which is attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated by reference herein in its entirety.

ITEM 8.01. OTHER EVENTS.

On December 20, 2006, the Company issued a press release attached to this Current Report on Form 8-K as Exhibit 99.1 which relates to the Stock Purchase Agreement and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

Exhibit	Description	Location
Exhibit 10.1
Shareholders Agreement, as of November 21, 2006, by and among Motorsports & Entertainment of Tennessee, Inc., a Nevada corporation, American Racing Capital, Inc., a Nevada corporation and LJ&J Enterprises, Inc., a Pennsylvania corporation
Provided herewith

Exhibit 10.2	Stock Purchase Agreement, as of November 21, 2006, by and between Motorsports & Entertainment of Tennessee, Inc., a Nevada corporation and LJ&J Enterprises of Tennessee, Inc., a Tennessee corporation	Provided herewith

99.1	Press Release	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Racing Capital, Inc.,

/s/ A. Robert Koveleski
Name: A. Robert Koveleski
Title: Interim President and CEO Date: December 20, 2006